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                             WESTPOINT STEVENS INC.


EXHIBIT (21) - LIST OF SUBSIDIARIES OF WESTPOINT STEVENS INC.




                                                                                  % OF SECURITIES
                                                                                  OWNED BY
NAME                                                      INCORPORATED            IMMED. PARENT
----                                                      ------------            -------------
West Point-Pepperell Enterprises, Inc.                    Delaware                100%
     J.P. Stevens & Co., Inc.                             Delaware                100%
          WestPoint Stevens (Canada) Ltd.                 Canada                  100%
          (1)J.P. Stevens & Co., Limited                  England                 100%
          J.P. Stevens Enterprises, Inc.                  Delaware                100%
     Alamac Holdings Inc.                                 Delaware                100%
          Alamac Sub Holdings Inc.                        Delaware                100%
               AIH Inc.                                   Delaware                100%
                 Alamac Enterprises Inc.                  Delaware                100%
                 Alamac Knit Fabrics, Inc.                Delaware                100%
WestPoint Stevens Stores Inc.                             Georgia                 100%
WestPoint Stevens (UK) Limited                            England                 100%
     P.J. Flower & Co. Limited                            England                 100%
          Artway Designs Limited                          England                 100%
          Lexward Properties Limited                      England                 100%
          P.J. Flower Inc.                                New Jersey              100%
WPS Receivables Corporation                               Delaware                100%
WPSI Inc.                                                 Delaware                100%



(1)To be dissolved